UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 15, 2021

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia	23607
(Address of principal executive offices)	(Zip Code)

(757) 380-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2021, the Board of Directors of Huntington Ingalls Industries, Inc. (the “Company”) elected Stephanie L. O’Sullivan as a member of the Board of Directors, effective immediately, with a term expiring at the 2021 annual meeting of stockholders. The Company’s Board of Directors has also appointed Ms. O’Sullivan to serve on its Cybersecurity Committee and Finance Committee, effective immediately.

Ms. Stephanie O’Sullivan has served as a business consultant since January 2017. Prior to that, she served as Principal Deputy Director of the Office of National Intelligence from February 2011 until January 2017. From December 2009 until February 2011, Ms. O’Sullivan served as the Associate Deputy Director of the Central Intelligence Agency.

Ms. O’Sullivan currently serves on the boards of directors of The Aerospace Corporation, Battelle Memorial Institute, HRL Laboratories (formerly Hughes Research Laboratories) and the CIA Officers Memorial Foundation. She has also served on advisory boards at Google, Adobe and Oak Ridge National Laboratory, and continues to serve on advisory boards at Noblis, Peraton and Booz Allen Hamilton. Ms. O’Sullivan has been an adjunct faculty member at Georgetown University’s Center for Security and Emerging Technology and continues to support study activities for the Department of Defense and the CIA.

Ms. O’Sullivan received a B.S. in Civil Engineering from Missouri Science and Technology University. She was also elected a member of the National Academy of Engineering in 2019.

Ms. O’Sullivan was not elected pursuant to any arrangement or understanding between her and any other persons, and there are no prior relationships between Ms. O’Sullivan and the Company or transactions with the Company in which Ms. O’Sullivan had any material interest that are required to be disclosed under applicable disclosure requirements of the Securities and Exchange Commission.

Ms. O’Sullivan will be entitled to receive compensation under the Company’s non-employee director compensation program, as described in the section titled “Director Compensation” in the Company’s Definitive Proxy Statement for its 2020 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 16, 2020. In addition, the Company and Ms. O’Sullivan will enter into the Company’s standard form of indemnification agreement. The Company will agree to indemnify Ms. O’Sullivan against liability, subject to certain limitations, arising out of her performance of her duties as a director. In addition, the Company will agree, subject to certain limitations, to advance expenses Ms. O’Sullivan may incur as a result of any proceeding against her for which she would be entitled to indemnity.

A copy of the Company’s press release announcing Ms. O’Sullivan’s election is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

99.1	Press release dated January 20, 2021.

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

Date: January 21, 2021	By:	/s/ Charles R. Monroe, Jr.
Charles R. Monroe, Jr.
Corporate Vice President, Associate General Counsel and Secretary